                                                                                        Exhibit 10.4

AMENDED AND RESTATED VOTING AGREEMENT

This Amended and Restated Voting Agreement, dated as of December 29, 2006 (this “Agreement”), is by and among New World Brands, Inc., a Delaware corporation (the “Company”), Qualmax, Inc., a Delaware corporation (“Qualmax”), P&S Spirit, LLC, a Nevada limited liability company (“P&S”), Selvin and Sylvia Passen, TBTE (“TBTE”), Oregon Spirit, LLC, a Nevada limited liability company (“Oregon Spirit”), and, solely for purposes of Section 21 hereof, M. David Kamrat, an individual (“D. Kamrat”), Jane Kamrat, an individual (“J. Kamrat”), Noah Kamrat, an individual (“N. Kamrat”), Tracy Habecker, an individual (“T. Habecker” and together with D. Kamrat, J. Kamrat and N. Kamrat the “Kamrat Family”, and the Kamrat Family and Qualmax together the “Qualmax Holders”). Each of Qualmax, P&S, TBTE and Oregon Spirit are herein referred to as a “Voting Stockholder,” and together as the “Voting Stockholders.” Capitalized terms used herein and not otherwise defined shall have the respective meanings assigned to them in the Subscription Agreement (as defined below).

RECITALS

In connection with the purchase by Qualmax of 100 shares of Series A Preferred Stock, par value $0.01 per share, of the Company (“Series A Preferred Stock”), pursuant to the Asset Purchase Agreement, dated as of June 22, 2006, as amended by Amendment No. 1 to Asset Purchase Agreement, dated as of August 28, 2006 by and between the Company and Qualmax, the parties entered into a Voting Agreement dated as of September 15, 2006 (the “Original Agreement”), whereby the parties agreed to, among other things, nominate (or cause or facilitate the nomination) for election as directors certain persons designated by each of Qualmax and Selvin Passen.

In connection with the purchase by P&S of shares of the Company’s Series A Preferred Stock pursuant to the terms of a Stock Subscription Agreement of even date herewith (the “Subscription Agreement”), P&S intends to purchase shares of Series A Preferred Stock and/or Common Stock, in separate tranches. Capitalized terms used in this Agreement that are not defined shall have the meanings assigned to such terms in the Subscription Agreement, which definitions are hereby incorporated by reference.

In connection with consummation of the transactions contemplated by the Subscription Agreement, the parties desire to amend and restate the Original Agreement in its entirety to nominate (or cause or facilitate the nomination) for election as directors certain persons designated by each of Qualmax and P&S.

The parties hereto deem it in their best interests and in the best interests of the Company to establish the composition of the Company’s board of directors (the “Board”) and certain other arrangements as hereinafter provided.

NOW, THEREFORE, in consideration of the premises and of the mutual covenants and agreements hereinafter set forth, the parties hereto hereby agree as follows:

1. Board of Directors. The parties hereto confirm that it is their intention that the business and affairs of the Company shall be managed by the Board. The authorized number of directors on the Board shall hereby be fixed at five (5). Effective upon the receipt of the requisite approval by the stockholders of the Company of an Amended and Restated Certificate of Incorporation of the Company which, among other things, establishes a staggered board of directors (the “Revised Charter”), and the filing by the Company of the Revised Charter with the Secretary of State of the State of Delaware (the “Filing”), the directors shall be divided into three classes, as nearly equal in number as possible, with the term of office of the first class (“Class I”) to expire at the 2007 annual meeting of stockholders, the term of office of the second class (“Class II”) to expire at the 2008 annual meeting of stockholders, and the term of office of the third class (“Class III”) to expire at the 2009 annual meeting of stockholders. At each annual meeting of stockholders following such initial classification and election, directors elected to succeed those directors whose terms expire shall be elected for a three-year term of office and until the election and qualification of their respective successors in office. Subject to the terms and provisions set forth herein, each Voting Stockholder shall vote or cause to be voted all shares of Voting Stock of the Company owned, beneficially or of record, by such party at any meeting of the Voting Stockholders of the Company at which directors are to be elected to the Board, or in any written consent executed in lieu of such a meeting of the Voting Stockholders, and shall take all other necessary or desirable action, in order to ensure that the Board is constituted as set forth in this Agreement. As used herein, the term “Voting Stock” shall mean Common Stock, Preferred Stock, and any other capital stock of the Company which carries voting rights, and shall include any shares of Voting Stock now owned or subsequently acquired by a Voting Stockholder, however acquired, including, without limitation, stock splits and stock dividends.

2. Nominations of Directors.

(a) Qualmax shall be entitled to designate two (2) individuals (the “Qualmax Nominees”) to serve as directors effective upon the Tranche A Closing, which Qualmax Nominees shall initially be M. David Kamrat and Noah Kamrat. Effective upon the Filing, one of the Qualmax Nominees shall serve as a Class II director and one shall serve as Class III director. Effective upon the Filing, Noah Kamrat shall be a Class II director and M. David Kamrat shall be a Class III director. Duy Tran shall resign as a director immediately following execution of this Agreement.

(b) P&S shall be entitled to designate two (2) individuals (the “P&S Nominees”) to serve as directors effective upon the Tranche A Closing, which P&S Nominees shall initially be Jacob Schorr and a second P&S Nominee to be designated by P&S. Effective upon the Filing, one of the P&S Nominees shall serve as a Class II director and one shall serve as Class III director. Effective upon the Filing, the second P&S Nominee shall be a Class II director and Jacob Schorr shall be a Class III director. Until the second P&S Nominee is elected the second P&S Nominee’s board seat shall remain vacant.

(c)  Qualmax and P&S shall jointly be entitled to designate one (1) individual (the “Joint Nominee”) to serve as a director effective upon the Tranche A Closing, which Joint Nominee shall be designated jointly by Qualmax and P&S. Effective upon the Filing, the Joint Nominee shall be a Class I director. Until the Joint Nominee is elected the Joint Nominee’s board seat shall remain vacant.

(d) Pursuant to Section 3 hereof, the Qualmax Nominees, the P&S Nominees and the Joint Nominee so designated shall be elected by the Voting Stockholders (provided that such nominees remain willing to serve) such that the Qualmax Nominees, the P&S Nominees and one Joint Nominee shall serve on the Board until the 2009 annual meeting of stockholders (and in the Classes specified herein upon the Filing).

(e) If, prior to an individual’s election to the Board, any individual designated to serve as a director shall be unable or unwilling to serve as a director, the group who designated any such individual to serve as a director pursuant to the provisions of this Section 2 shall be entitled to designate a replacement in accordance with the provisions of this Section 2 who shall then be elected a director.

(f) No Voting Stockholder, nor any affiliate of any such Voting Stockholder, shall have any liability as a result of designating a person for election as a director for any act or omission by such designated person in his or her capacity as a director of the Company, nor shall any Voting Stockholder have any liability as a result of voting for any such designee in accordance with the provisions of this Agreement.

3. Covenant to Vote; No Conflicting Agreements.

(a) Each Voting Stockholder shall take all necessary or desirable action necessary to call, or to cause the Company and the appropriate officers and directors of the Company to call, a meeting of the Voting Stockholders of the Company and to vote or cause to be voted all shares of Voting Stock of the Company owned, beneficially or of record, by such party at any such meeting in favor of, or take all necessary or desirable action by written consent in lieu of any such meeting, to cause the election and re-election (provided they remain willing to serve) as members of the Board of those individuals designated in accordance with Section 2 of this Agreement. In addition, each Voting Stockholder agrees to vote or cause to be voted all shares of Voting Stock of the Company owned, beneficially or of record, by such party upon any other matter arising under this Agreement submitted to a vote of the Voting Stockholders of the Company in such a manner as to implement the terms of, or otherwise effect the intent of, this Agreement. The voting of Voting Stock pursuant to this Agreement may be effected in person, by proxy, by written consent, or in any other manner permitted by the laws of the State of Delaware.

(b) No Voting Stockholder shall (i) enter into or agree to be bound by any voting trust, (ii) enter into any stockholder agreement or arrangement of any kind with any person or entity, or (iii) take any action, either alone or in concert with any other persons or entities, in each of the foregoing cases which would be inconsistent in any manner with the provisions of this Agreement.

4. Removal. Notwithstanding anything to the contrary contained in the Company’s certificate of incorporation or by-laws (as the same may each be amended and/or restated from time to time), on all matters relating to the removal of directors of the Company, each Voting Stockholder shall vote or cause to be voted all shares of Voting Stock of the Company owned, beneficially or of record, by such party, to ensure that no director of the Company may be removed from the Board except (a) for cause, (b) with respect to the removal of any Qualmax Nominee designated pursuant to Section 2(a) hereof, upon the prior vote or written consent of Qualmax, (c) with respect to the removal of any P&S Nominee designated pursuant to Section 2(b) hereof, upon the prior vote or written consent of P&S, or (d) with respect to the removal of the Joint Nominee designated pursuant to Section 2(c) hereof, upon the prior vote or written consent of Qualmax and P&S.

Any vacancy created by the operation of this Section 4 shall be filled in accordance with Section 5 hereof.

5. Vacancies. Notwithstanding anything to the contrary contained in the Company’s certificate of incorporation or by-laws (as the same may each be amended and/or restated from time to time), in the event that a vacancy is created on the Board at any time by the death, disability, retirement, resignation or removal of a director, the individual to fill such vacancy shall be nominated by the group entitled to fill such directorship in accordance with the provisions of Section 2 hereof. Each Voting Stockholder shall vote or cause to be voted all shares of Voting Stock of the Company owned, beneficially or of record, by such party at any meeting of the Voting Stockholders of the Company called for the purpose of filling such vacancy, or in any written consent executed in lieu of such a meeting of the Voting Stockholders, and shall take all other necessary or desirable actions, to ensure the election to the Board of the individual designated to fill such vacancy pursuant to this Section 5.

6. Board Observer. During the term hereof a designee of P&S, appointed by P&S in writing and identified by written notice to the Company, shall have the right to attend and observe, but not to vote at, all annual and special meetings of the Board.

7. Representations and Warranties. Each Voting Stockholder represents and warrants to the other parties hereto, severally and not jointly, as to itself only, that:

(a) such party has full power and capacity to execute, deliver and perform this Agreement, and this Agreement has been duly and validly authorized, executed and delivered by such party and constitutes a legal and binding obligation of such party, enforceable against such party in accordance with its terms;

(b) such party has not, prior to the date of this Agreement, executed or delivered any proxy or entered into any voting agreement or similar arrangement relating to its or his Voting Stock (except for any such agreements among the parties hereto); and

(c) the execution, delivery and performance by such party of this Agreement and the consummation by such party of the transactions contemplated hereunder will not, with or without the giving of notice or lapse of time, (i) violate any provision of law, statute, rule or regulation to which such party is subject, (ii) violate any order, judgement or decree applicable to such party, or (iii) conflict with, or result in a breach or default under, any material term or condition of any material agreement or other material instrument to which such party is a party or by which such party is bound.

8. Stock Certificates. If so requested by the Company, the Voting Stockholders agree that each certificate representing shares of Voting Stock owned by the Voting Stockholders shall bear the following legend on the face or reverse side thereof:

“THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO VOTING RESTRICTIONS PURSUANT TO A CERTAIN AMENDED AND RESTATED VOTING AGREEMENT BY AND AMONG NEW WORLD BRANDS, INC. (THE “COMPANY”), QUALMAX, INC., AND CERTAIN STOCKHOLDERS OF THE COMPANY, A COPY OF WHICH IS ON FILE AT THE PRINCIPAL EXECUTIVE OFFICES OF THE COMPANY AND MAY BE OBTAINED UPON WRITTEN REQUEST TO THE COMPANY.”

9. Specific Performance.  Each party acknowledges and agrees that in the event of any breach of this Agreement, the non-breaching party or parties may be irreparably harmed and may not be made whole by monetary damages. The parties hereby agree that, in addition to and without prejudice to any other remedy to which they may be entitled at law or in equity, they shall be entitled to compel specific performance of this Agreement and injunctive and other equitable relief, and the parties hereto further agree to waive any requirement for the securing or posting of any bond in connection with the obtaining of any such injunctive or other equitable relief.

10. Amendment. This Agreement may only be amended or modified with the written consent of each of the Voting Stockholders.

11. Subsequent Transferees. Except in the case of (a) a pro rata distribution of all of the Voting Stock held by Qualmax to the stockholders of Qualmax, whether by way of a downstream merger of Qualmax into New World or otherwise (a “Distribution”), which shall be governed by Section 21 hereof, and (b) sales of Voting Stock into the public marketplace (subject to the terms of that certain Lock-Up Agreement dated of even date herewith, as the same may be amended from time to time (the “Lock-Up Agreement”), each Voting Stockholder agrees that it shall cause each transferee of its Voting Stock of the Company to become a party hereto and to agree in writing to be bound by and to comply with all of the terms and provisions of this Agreement prior to any transfer of such Voting Stock. Notwithstanding anything contained in this Agreement to the contrary, nothing herein shall preclude the Voting Stockholders from selling their Voting Stock pursuant to Rule 144 or an effective registration statement.

12. No Limitation on Other Voting Rights. Notwithstanding any provision of this Agreement or the Lock-Up Agreement to the contrary, nothing in this Agreement shall limit or restrict the Voting Stockholders from acting in their sole discretion on any matter other than those referred to in this Agreement.

13. Notice.  Unless otherwise specifically provided herein, all notices or other communications under this Agreement shall be effective only if in writing and delivered by hand, delivered by telecopier, or mailed by overnight courier service:

(a) if to the Company or Qualmax, addressed to its principal executive offices at 340 West Fifth Avenue, Eugene, Oregon 97401, Attn: General Counsel, with a copy to Kramer Levin Naftalis & Frankel LLP, 1177 Avenue of the Americas, New York, New York 10036, Attn: Scott S. Rosenblum; and

(b) if to P&S, TBTE or Oregon Spirit, addressed to 2019 SW 20th Street, Suite 108, Fort Lauderdale, Florida 33315, Attn: Selvin Passen, M.D., with a copy to Adelberg Rudow, Dorf & Hendler, LLC, 7 Saint Paul Street, Suite 600, Baltimore, MD 21202, Attn: David B. Rudow, Esquire.

Any notice or other communication shall be deemed to be given: (i) if delivered by hand, on the date of such delivery; (ii) if delivered by telecopier, when receipt is mechanically acknowledged; and if mailed by overnight courier, on the first business day following the date of such mailing.

14. Entire Agreement. This Agreement contains the entire agreement among the parties hereto with respect to the subject matter contained herein and supersedes all prior oral and written agreements and undertakings among the parties with respect to such subject matter.

15. Governing Law; Jurisdiction. This Agreement shall be governed by and construed in accordance with the internal laws of the State of Delaware, without regard to the principles of the conflict of laws thereof. Each party hereto consents and submits to the jurisdiction of any state or federal court sitting in Wilmington, Delaware in connection with any dispute arising out of or relating to this Agreement. Each party hereto waives any objection to the laying of venue in such courts and any claim that any such action has been brought in an inconvenient forum. To the extent permitted by law, any judgment in respect of a dispute arising out of or relating to this Agreement may be enforced in any other jurisdiction within or outside the United States by suit on the judgment, a certified copy of such judgment being conclusive evidence of the fact and amount of such judgment. Each party hereto agrees that personal service of process may be effected by any means permitted by law.

16. Successors and Assigns; Binding Effect. All of the terms and provisions of this Agreement shall be binding upon, shall inure to the benefit of, and shall be enforceable by the respective successors, assigns, heirs and legal representatives of the parties hereto.

17. Inspection. A copy of this Agreement shall be filed with the Secretary of the Company and shall be kept with the records of the Company. For so long as this Agreement shall be in effect, this Agreement shall be made available for inspection by any Voting Stockholder at the principal executive offices of the Company.

18. Headings. The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning or interpretation of this Agreement.

19. Severability. If any provision of this Agreement shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions, or of such provision in any other jurisdiction, shall not in any way be affected or impaired thereby.

20. Facsimile; Counterparts. This Agreement may be executed by facsimile and in two or more counterparts, each of which shall be deemed an original and all of which taken together shall constitute one and the same instrument.

21. Distribution.

(a) Notwithstanding anything to the contrary set forth herein, in the event of a Distribution: (i) each of the Kamrat Family members agrees that he, she or it shall become a party hereto as a Voting Stockholder and shall be bound by and shall comply with all of the terms and provisions of this Agreement, and shall, from and after the date of such Distribution, cause each transferee of his, her or its Voting Stock of the Company to become a party hereto and to agree in writing to be bound by and to comply with all of the terms and provisions of this Agreement prior to any transfer of such Voting Stock; and (ii) the right of Qualmax hereunder to designate the Qualmax Nominess shall be vested in, and based on, the unanimous agreement of D. Kamrat and N. Kamrat. For purposes of clarification, the distributees in a Distribution other than the Kamrat Family members shall not be required to become a party to this Agreement and shall not be bound by the terms and provisions of this Agreement.

(b) In furtherance of the foregoing, the Kamrat Family members represents and warrants to the other parties hereto that they currently collectively hold sixty-two percent (62%) of the outstanding common stock, par value $.001 per share, of Qualmax (“Qualmax Common Stock”). Each of the Kamrat Family members agrees that, prior to a Distribution, he, she or it shall not transfer any shares of its Qualmax Common Stock unless the transferee thereof shall agree in writing to become a party hereto subject to the same restrictions and obligations as the Kamrat Family members and to be bound by and to comply with this Section 21 prior to any transfer of such Qualmax Common Stock.

22. Termination.

(a) In the event that (i) the Tranche B-1 Closing Condition is satisfied and P&S fails to purchase the Tranche B-1 Shares at the Tranche B-1 Closing or (ii) the Tranche B-2 Closing Condition is satisfied and P&S fails to purchase the Tranche B-2 Shares, or the Aggregate Tranche B Shares, as applicable, at the Tranche B-2 Closing, the terms of this Agreement shall terminate and be of no further force and effect unless, not less than fifteen (15) days after receipt of written notice of failure to purchase from the Company, P&S has purchased the applicable Tranche B-1 or Tranche B-2 Shares. The Company’s rights under this Section 22(a) upon a failure by P&S to purchase as required by the Subscription Agreement are in addition to any other rights or remedies available to the Company, at law or at equity, all of which rights and remedies may be exercised cumulatively.

(b) In any event, the terms and provisions of this Agreement shall terminate and be of no further force and effect immediately following the election of directors at the 2009 annual meeting of stockholders of the Company.

(c) Notwithstanding the provisions of Sections 22(a) and (b), upon termination of this Agreement Section 21 hereof, which shall survive, and the parties hereto agree that the terms and provisions of this Agreement will be further amended and restated to reinstate the terms and provisions of the Original Agreement (subject to the survival of Section 21 hereof, which provisions shall be deemed to replace and supersede the correlative provision in the Original Agreement), and such amendment and restated shall be deemed to occur automatically and without any further action, consent or approval on the party of any party hereto.

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IN WITNESS WHEREOF, the parties hereto have caused this Amended and Restated Voting Agreement to be duly executed on the date first above written.

COMPANY:

NEW WORLD BRANDS, INC.

By:_____________________________
Name: M. David Kamrat
Title: CEO

VOTING STOCKHOLDERS:

QUALMAX, INC.

By:_____________________________
Name: M. David Kamrat
Title: CEO

P&S SPIRIT, LLC

By:____________________________
Name: Selvin Passen, M.D.
Title: Manager

SELVIN & SYLVIA PASSEN, TBTE

By:____________________________
Selvin Passen, M.D.

By:____________________________
Sylvia Passen

OREGON SPIRIT, LLC

By:___________________________
Name: Selvin Passen, M.D.
Title: Manager

Solely for purposes of Section 21 hereof:

__________________________
M. DAVID KAMRAT

__________________________
NOAH KAMRAT

__________________________
JANE KAMRAT

__________________________
TRACY HABECKER